EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-69787 of Arden Group, Inc. and its subsidiaries of our report dated February 25, 2003 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California
March 18, 2003